Exhibit 10.5

AGREEMENT BETWEEN
AFRICAN GRAPHITE, INC. AND
360 PARTNERS, LLC

This Independent Consultant Agreement (“Agreement”) is made and entered into on September 2, 2013, between AFRICAN GRAPHITE, INC., a Nevada corporation, whose principal business address is at 318 N. Carson St., Suite 208, Carson City, NV 89701 (hereinafter referred to as “AFGI”) and 360 PARTNERS, LLC, a Nevada Limited Liability Corporation, whose mailing address is at 18 S. La Senda Dr., Laguna Beach, CA 92651 (hereinafter referred to as “Consultant”).

In consideration of the mutual covenants set forth below, AFGI and Consultant enter into the Agreement as set forth below.

1.  START

This Agreement shall be effective immediately upon execution.

2.      TITLE AND DUTIES

A.     Title

The Consultant shall appoint its Managing Partner Charles C. Bream III (“CB”) to serve in the capacity of Director, Chief Executive Officer, President, CFO and Treasurer.

B.     Essential Functions and Duties

The essential functions and duties expected of the Consultant shall be such as customarily performed by persons in similar positions, as well as such other duties as may be assigned from time to time by AFGI.

C.     Supervision and Reporting

The Consultant shall report to the Chairman and the Board of Directors of AFGI.

D.     Duty of Loyalty and Best Efforts

Consultant shall devote working time, attention, knowledge, and skills to AFGI’s business interests and shall do so in good faith, with best efforts, and to the reasonable satisfaction of AFGI. It is understood that the Consultant has other business interests that may demand substantial time.

3.      COMPENSATION TERMS

A.     Stock Grant

Consultant shall receive 38,462 restricted shares of common stock in AFGI, subject to adjustment for any stock splits, on or before the closing date of the private placement financing simultaneous with the planned AFGI going-‐public transaction, estimated to occur on November 1, 2013.

B.     Stipend

Consultant shall receive a stipend of USD $3,000 (three thousand dollars) per month which shall be payable in arrears in equal monthly installments. The first such payment shall be at the closing of the private placement financing simultaneous with the planned AFGI going-public transaction, estimated to occur on November 1, 2013.

C.     Expense Reimbursement

Consultant shall be entitled to reimbursement of expenses incurred in the performance of the functions and duties under this Agreement. In order to receive reimbursement, Consultant must obtain advance approval from the Chairman for any expense greater than $100, and must timely provide AFGI with an itemized account of all expenditures, along with suitable receipts therefor. Reimbursable expenses will include travel / mileage, and pro-rata cell phone.

4.     PROPERTY RIGHTS

A.     Records and Accounts

Consultant agrees that all those records and accounts maintained during the course of consultancy are the property of AFGI.

B.     Return Upon Termination

Consultant agrees that upon termination he will return to AFGI all of AFGI’s property, including, but not limited to, intellectual property, trade secret information, customer lists, operation manuals, records and accounts, materials subject to copyright, trademark, or patent protection, customer and AFGI information, business documents, reports, and other items as applicable.

C.     Copyrights, Inventions and Patents

Consultant understands that any copyrights, inventions or patents created or obtained, in part or whole, by Consultant during the course of this Agreement are to be considered “works for hire” and the property of AFGI. Consultant assigns to AFGI all rights and interest in any copyright, invention, patents or other property related to the business of the AFGI.

5.      INDEMNIFICATION FOR THIRD PARTY CLAIMS

AFGI and its principals, and Consultant agree to the provisions with respect to the indemnification provisions set forth in Schedule I, the terms of which are incorporated herein in their entirety. Schedule I is an integral part of this Agreement and shall survive any termination or expiration of this Agreement.

AFGI shall provide Consultant with full D&O insurance coverage within 60 days of the Closing of the aforementioned PIPE investment.

6.      MEDIATION AND BINDING ARBITRATION

AFGI and Consultant agree to first mediate and may then submit to binding arbitration any claims that they may have against each other, of any nature whatsoever, other than those prohibited by law or for workers compensation, unemployment or disability benefits, pursuit to the rules of the American Arbitration Association in Orange County, California, United States of America.

7.      TERMINATION

A. Term

This Agreement shall have an initial Term of six (6) months, and automatically renew for another six (6) months unless previously terminated in writing. It may be renewed upon the mutual written consent of AFGI and Consultant for periods beyond 12 months.

8.      MISCELLANEOUS PROVISIONS

A.     Notices

Consultant agrees that any notices that are required to be given under this Agreement shall be given in writing, sent by certified mail, return receipt requested, to the principal place of business of AFGI or mailing address of the Consultant as set forth herein.

AFRICAN GRAPHITE, INC.
318 N. Carson St., Suite 208
Carson City, NV 89701

360 PARTNERS, LLC
Attn: Charles C. Bream III
18 S. La Senda Dr.
Laguna Beach, CA 92651

B.     Entire Agreement

This Agreement represents the complete and exclusive statement of the consulting agreement between AFGI and Consultant. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by the parties concerning their consulting agreement.

C.     Prior Agreements or Understandings

This Agreement supersedes any and all prior Agreements or understandings between the parties, including letters of intent or understanding, except for those documents specifically referred to within this Agreement.

D.     Modifications

Any modifications to this Agreement may only be done in writing between the parts.

E.     Severability of Agreement

To the extent that any provision hereof is deemed unenforceable, all remaining provisions of this Agreement shall not be affected thereby and shall remain in full force and effect.

F.     Waiver of Breach

The waiver by AFGI of a breach of any provision of this Agreement by Consultant shall not operate as a waiver of any subsequent breach by the Consultant. No waiver shall be valid unless placed in writing and signed by AFGI.

G.     Choice of Law, Jurisdiction and Venue

Consultant agrees that this Agreement shall be interpreted and construed in accordance with the laws of the State of Nevada and that should any claims be brought against AFGI related to terms or conditions of employment it shall be brought within a court of competent jurisdiction within the State of Nevada. Consultant also consents to jurisdiction of any claims by AFGI related to the terms or conditions of employment by a court of competent jurisdiction within the State of Nevada.

AFRICAN GRAPHITE, INC.

/s/ Michael Doron
MICHAEL DORON	Date: September 2, 2013

Chairman and Secretary

360 PARTNERS, LLC

/s/ Charles C. Bream III
CHARLES C. BREAM III	Date: September 2, 2013

Managing Partner

SCHEDULE I

INDEMNIFICATION PROVISION

This Indemnification Provision between 360 Partners, LLC ("Consultant”) and African Graphite, Inc. (“AFGI”) and its principals in connection with the Consulting Agreement between those parties dated September 27, 2013.

AFGI and its principals hereby agree to indemnify, defend, save, and hold harmless Consultant and any Consultant member or affiliate from and against all claims, liabilities, causes of action, damages, judgments, attorneys’ fees, court costs, and expenses which arise out of or are related to the Consultant’s performance of this Agreement, failure to perform job functions or duties as required, or result from conduct while engaging in any activity outside the scope of this Agreement, before, during or after the termination of this Agreement. AFGI understands that this obligation of indemnification survives the expiration or termination of this Agreement and will be the maximum protection permitted by law.

Additional terms of this Indemnification Provision are agreed to as follows:

a)     Right to Indemnification.

Consultant and any Consultant member or affiliate who was or is a party or is threatened to be made a party to or is involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (“Proceeding”), by reason of the fact that he or she, or a person of whom he or she is the legal representative, is or was a director or officer of the Corporation or, as a director or officer of the Corporation, is or was serving at the written request of the Corporation’s Board of Directors or its designee as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether the basis of such Proceeding is alleged action in an official capacity as a director, officer, trustee, employee or agent or in any other capacity, shall be indemnified and held harmless by the Corporation to the fullest extent authorized by law, including but not limited to U.S., Nevada and California General Corporation Laws, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than said Law permitted the Corporation to provide prior to such amendment), against all expenses, liability and loss (including attorney’s fees, judgments, fines, ERISA excise taxes or penalties and amounts paid or to be paid in settlement) reasonably incurred or suffered by such person in connection therewith; provided, however, that the Corporation shall indemnify any such person seeking indemnity in connection with an action, suit or proceeding (or part thereof) initiated by such person only if such action, suit or proceeding (or part thereof) initiated by such person was authorized by the board of directors of the Corporation. Such right shall include the right to be paid by the Corporation expenses, including attorney’s fees, incurred in defending any such Proceeding in advance of its final disposition; provided, however, that the payment of such expenses in advance of the final disposition of such Proceeding shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director or officer, in which such director or officer agrees to repay all amounts so advanced if it should be ultimately determined by a court or other tribunal that such person is not entitled to be indemnified under this Section or otherwise.

b)	Right of Claimant to Bring Suit.

(i)
If a claim under paragraph (a) is not paid in full by the Corporation within thirty days after a written claim therefor has been received by the Corporation, the claimant may any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall be entitled to be paid also the expense of prosecuting such claim. In any such action, the burden of proof shall be on the Corporation to prove the claimant is not entitled to such payment.

(ii)
Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) to have made a determination prior to the commencement of such action that the claimant is entitled to indemnification or advancement under the circumstances, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its shareholders) that the claimant is not entitled to indemnification or advancement, shall be a defense to the action or create a presumption that the claimant is not entitled to indemnification or advancement.

c)
Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

d)
Requested Service. Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Corporation’s Board of Directors.

e)
Non-Exclusivity of Rights. The rights conferred on any person by paragraphs (a) through (d) above shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Code of Regulations, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

f)
Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under U.S., Nevada, or California General Corporation Law.

g)
Contractual Rights; Applicability. The right to be indemnified or to the reimbursement or advancement of expenses pursuant hereto (i) is a contract right based upon good and valuable consideration, pursuant to which the person entitled thereto may bring suit as if the provisions hereof were set forth in a separate written contract between the Corporation and the director or officer, (ii) is intended to be retroactive and shall be available with respect to events occurring prior to the adoption hereof, and (iii) shall continue to exist after the rescission or restrictive modification hereof with respect to events occurring prior thereto.

h)
Requested Service. Any director or officer of the Corporation serving, in any capacity, and any other person serving as director or officer of, (i) another organization of which a majority of the outstanding voting securities representing the present right to vote for the election of its directors or equivalent executives is owned directly or indirectly by the Corporation, or (ii) any employee benefit plan of the Corporation or of any organization referred to in clause (i), shall be deemed to be doing so at the written request of the Corporation’s Board of Directors.

i)
Non-Exclusivity of Rights. The rights conferred on any person by paragraphs (a) through (d) above shall not be exclusive of and shall be in addition to any other right which such person may have or may hereafter acquire under any statute, provision of the Certificate of Incorporation, Code of Regulations, bylaws, agreement, vote of shareholders or disinterested directors or otherwise.

j)
Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any such director, officer, employee or agent of the Corporation or another corporation, partnership, joint venture, trust or other enterprise against such expense, liability or loss, whether or not the Corporation would have the power to indemnify such person against such expense, liability or loss under U.S., Nevada, or California General Corporation Law.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

Read and agreed to:

/s/ Charles C. Bream III
CHARLES CLIFFORD BREAM III	Date: September 2, 2013

Managing Partner

360 Partners, LLC

/s/ Michael Doron
MICHAEL DORON	Date: September 2, 2013

Chairman and Secretary

AFRICAN GRAPHITE, INC.